As filed with the Securities and Exchange Commission on August 12, 2024.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MEDIACO HOLDING INC.
(Exact name of registrant as specified in its charter)
Indiana	84-2427771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
48 West 25th Street, Third Floor
New York, New York 10010
(212) 229-9797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jacqueline Hernández
Interim Chief Executive Officer
MediaCo Holding Inc.
48 West 25th Street, Third Floor
New York, New York 10010
(212) 229-9797

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Philip Richter, Esq.
Joshua T. Coleman, Esq.
Fried, Frank, Harris, Shriver &
Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.
Explanatory Note
Pursuant to Rule 415(a)(6), the registrant is registering on this registration statement $24,657,596 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by the registrant’s registration statement on Form S-3 (File No. 333-258593), which was originally filed with the Commission on August 6, 2021, and declared effective by the Commission on August 13, 2021 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $2,691. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated August 12, 2024
PROSPECTUS

$24,657,596
MEDIACO HOLDING INC.
Class A Common Stock
Preferred Stock
Warrants
Rights to Purchase Class A Common Stock, Preferred Stock or Units
Units
We may offer and sell from time to time our shares of Class A common stock, shares of preferred stock, warrants and rights to purchase Class A common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $24,657,596.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MDIA.” On August 9, 2024, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $4.03 per share.
This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our voting and non-voting common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $11,990,846 which was calculated based on 2,795,069 shares of our voting and non-voting common stock outstanding held by non-affiliates and at a price of $4.29 per share, the closing price of our Class A common stock on July 30, 2024. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any applicable prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2024

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. This prospectus and any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $24,657,596. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The terms “MediaCo,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to MediaCo Holding Inc., unless we state otherwise or the context indicates otherwise.

MEDIACO HOLDING INC.
Overview
MediaCo is an owned and operated multi-media company formed in Indiana in 2019, focused on radio and digital advertising, premium programming and events.
We own and operate two radio stations located in New York City, as well as the assets acquired in April 2024 in our transactions (the “Estrella Transactions”) with Estrella Broadcasting, Inc. and its subsidiary Estrella Media, Inc. (“Estrella Media”). These assets include Estrella Media’s network, content, digital, and commercial operations. Among the Estrella Media brands joining MediaCo are the EstrellaTV network and its influential linear and digital video content business, and Estrella Media’s expansive digital channels, including its four FAST channels - EstrellaTV, Estrella News, Cine EstrellaTV, and Estrella Games - and the EstrellaTV app. We derive our revenues primarily from TV, radio, and digital advertising sales, but we also generate revenues from events, including sponsorships and ticket sales, licensing, and syndication.
A description of the Company’s Estrella MediaCo business is set forth in Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2024, and is attached hereto as Exhibit 99.1.
Corporate Information
Our principal executive offices are located at 48 West 25th Street, Third Floor, New York, New York, 10010, and our telephone number is (212) 229-9797. Our website address is www.mediacoholding.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

FORWARD-LOOKING INFORMATION
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any applicable prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations or financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. The risks in the documents referenced above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include repayment of indebtedness, funding capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Our credit facilities are subject to certain mandatory prepayment requirements, including but not limited to requirements that we use the net proceeds from certain equity offerings to make mandatory prepayments of loans outstanding under such credit facilities. Prior to any offering, we may seek consents, waivers or amendments to permit us to retain all or a substantial portion of the net proceeds to be used as discussed above. We cannot assure you that we will be able to obtain a consent, waiver or amendment of the mandatory prepayment requirements or that any other credit facilities that we may enter into in the future will not have similar or more restrictive limitations than those contained in our current credit agreements. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The description below of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Code of Bylaws (the “Bylaws”), are summaries and are qualified by reference to the Articles of Incorporation and the Bylaws, and the applicable provisions of Indiana law.
General
Our authorized common stock consists of 170,000,000 shares of Class A common stock, $0.01 par value per share, 50,000,000 shares of Class B common stock, $0.01 par value per share, and 30,000,000 shares of Class C common stock, $0.01 par value per share. Under Indiana law, shareholders are generally not liable for our debts or obligations.
Common Stock
Dividends. Holders of record of shares of common stock on a record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for such distributions. We may not declare or pay dividends in cash or property on any share of any classes of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of common stock. In the case of any stock dividend, holders of our Class A common stock are entitled to receive the same percentage dividend (payable in shares of Class A common stock) as the holders of our Class B common stock receive (payable in shares of Class B common stock) and the holders of our Class C common stock receive (payable in shares of Class C common stock). Notwithstanding the forgoing, holders of Class B common stock may receive a different dividend or share of dividends than is received by the holders of Class A common stock and Class C common stock if such disparity is approved in advance by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock and a majority of the then-outstanding Class B common stock, each voting as a separate class. The payment of common stock dividends is currently restricted by our credit facility.
Voting Rights. Holders of Class A common stock and holders of Class B common stock vote as a single class on all matters submitted to a vote of the common shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:
•
for the election of three directors voted on by the holders of Class A common stock voting as a separate class (the “Class A Directors”) and the election of four directors voted on by the holders of Class B common stock voting as a separate class (the “Class B Directors”);

•
with respect to any proposed “going private” transaction (as defined below) between the Company and SG Broadcasting (the holder of all the Class B common stock), or an affiliate of SG Broadcasting, or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member; and

•	as otherwise provided by law.
In the election of directors, the holders of Class A common stock are entitled to vote as a separate class to elect the Class A Directors. Under our Articles of Incorporation, during the term of that certain Management Agreement between MediaCo and Emmis Operating Company (“EOC”) dated November 25, 2019, or so long as amounts remain outstanding under that certain promissory note dated November 25, 2019, from MediaCo to Emmis Communications Corporation, our Board of Directors is required to nominate three persons specified by EOC, and no other persons, to serve as Class A Directors. The holders of Class B common stock are entitled to vote as a separate class to elect the Class B Directors. The holders of Class A common stock and the holders of Class B common stock are entitled to elect the remaining directors by voting as a single class with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes.
In addition to the rights set forth in Articles of Incorporation with respect to the election of directors, as described in the above paragraph, in April 2024, in connection with the Estrella Transactions, the Company entered into a stockholders’ agreement with SG Broadcasting and SLF LBI Aggregator, LLC (“Aggregator”), pursuant to which Aggregator has the right to designate up to three individuals for election to the Board of Directors, subject to reduction and termination based on certain stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days).

Directors are divided into three classes, as nearly equal in number as possible, whose three-year terms expire in successive years. At each annual election of directors, the successors to the class of directors whose term then expires are elected to hold office for a term of three years and until the director’s successor is elected and qualifies or until the director’s earlier resignation, removal from office or death. Holders of common stock are not entitled to cumulate votes in the election of directors.
The holders of Class A common stock and the holders of Class B common stock vote as a single class with respect to any proposed “going private” transaction, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes. In addition, the approval of any proposed “going private” transaction requires the approval of the holders of the majority of the outstanding Class A common stock. A “going private” transaction is any “Rule 13e-3 Transaction” (as that term is defined in Rule 13e-3 promulgated under the Exchange Act) between MediaCo and SG Broadcasting, any affiliate of SG Broadcasting or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member. An “affiliate” is defined as:
•	any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with SG Broadcasting; or
•
any corporation or organization (other than MediaCo or a majority-owned subsidiary of MediaCo) of which SG Broadcasting is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which SG Broadcasting has a substantial beneficial interest.

Under Indiana law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock is required to approve, among other things, a change in the designation, rights, preferences or limitations of the shares of such class of capital stock.
Holders of Class C common stock do not have any rights to vote, except as may be required by Indiana law.
Liquidation Rights. Upon liquidation, dissolution or winding-up of MediaCo, except as otherwise provided in our Articles of Incorporation or as approved by the affirmative vote of the holders of a majority of the then-outstanding Class A common stock and the holders of a majority of the then-outstanding Class B common stock, each voting as a separate class, the holders of Class A common stock will be entitled to share ratably with the holders of Class B common stock in all assets available for distribution after payment in full of creditors and payment in full to any holders of our preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.
Conversion. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. One share of Class B common stock will convert automatically and without the requirement of any further action into one share of Class A common stock upon its sale or other transfer to a person or entity other than SG Broadcasting or an affiliate of SG Broadcasting. A pledge of shares of Class B common stock is not considered a transfer for this purpose unless the pledge is enforced. All outstanding shares of Class B common stock will convert automatically and without the requirement of any further action into an equivalent number of shares of Class A common stock upon the affirmative vote of the holders of two-thirds of the holders of the then-outstanding Class B common stock, voting as a separate class.
Other Provisions. The holders of common stock are not entitled to preemptive rights.
In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A common stock, Class B common stock and Class C common stock must be identical for each class of stock, except that (i) in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that the voting rights provided in our Articles of Incorporation differ between the Class A common stock, the Class B common stock and the Class C common stock, and (ii) holders of Class B common stock may receive different or disproportionate distributions or payments in connection with such merger, consolidation or business combination as compared to those received by the holders of Class A common stock and Class C common stock if such merger, consolidation or business combination is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.
No class of common stock may be subdivided, combined, or reclassified unless concurrently the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner, except that shares of one class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.
Foreign Ownership Restriction. The Articles of Incorporation restrict the ownership, voting and transfer of our capital stock, including the Class A common stock, in accordance with the Communications Act of 1934, as amended (the “Communications Act”), and the rules of the Federal Communications Commission (the “FCC”), to prohibit ownership of more than 25% of our outstanding capital stock or more than 25% of the voting rights it represents by or for the account of aliens (as defined in the Communications Act) or corporations otherwise subject to domination or control by aliens. The Articles of Incorporation authorize our board of directors to prohibit any transfer of our capital stock that would cause MediaCo to violate this prohibition. In addition, the Articles of Incorporation provide that shares of our capital stock determined by the board of directors to be beneficially owned by an alien shall always be subject to redemption by MediaCo by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with the alien ownership restrictions of the Communications Act and FCC rules. The Articles of Incorporation further authorize our board of directors to adopt such provisions as it deems necessary to enforce these alien ownership restrictions.
Listing. Class A common stock is listed on the Nasdaq Capital Market under the symbol “MDIA.”
Preferred Stock
Our authorized stock also includes 10,000,000 shares of preferred stock, $0.01 par value per share. The preferred stock may be issued with such designations, preferences, limitations and relative rights as the board of directors may authorize, including but not limited to:
•	the distinctive designation of each series and the number of shares that will constitute such series;
•	the voting rights, if any, of shares of such series;
•
the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable;
•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
•	any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the company or the distribution of its assets; and
•	the prices or rates of conversion at which, and the terms and conditions of which, the shares of such series may be converted into other securities, if such shares are convertible.
On April 17, 2024, MediaCo filed with the Secretary of State of the State of Indiana the Articles of Amendment (the “Series B Articles of Amendment”) to the Articles of Incorporation, to designate 60,000 shares of MediaCo’s preferred stock as “Series B Preferred Stock” and to establish the terms, rights and preferences of the Series B Preferred Stock under Article VIII of the Articles of Incorporation. Also on April 17, 2024, MediaCo issued 60,000 shares of Series B Preferred Stock with an aggregate initial liquidation value of $60.0 million, which Series B Preferred Stock rank senior and in priority of payment to all other equity securities of MediaCo, including with respect to any repayment, redemption, distributions, bankruptcy, insolvency, liquidation, dissolution or winding-up. Pursuant to the Series B Articles of Amendment, the ability of MediaCo to make distributions with respect to, or make a liquidation payment on, any other class of capital stock in the Company designated to be junior to, or on parity with, the Series B Preferred Stock, will be subject to certain restrictions. Issued and outstanding shares of Series B Preferred Stock will accrue dividends, payable in kind, at an annual rate equal to six percent (6.0%) of the liquidation value thereof, subject to increase upon the occurrence of certain trigger events set forth in the Series B Articles of Amendment. The Series B Preferred Stock is subject to mandatory and optional redemption under certain circumstances, and is not convertible into any other Securities of the Company. The holders of the Series B Preferred Stock have certain consent rights under the Series B Articles of Amendment.
The Company previously issued Series A Preferred Shares. All of such shares have been converted into Class A common stock in accordance with their terms, and no Series A Preferred Shares remain outstanding.

Warrants
On April 17, 2024, in connection with the Estrella Transactions, MediaCo issued a warrant (the “Warrant”), which provides for the purchase of up to 28,206,152 shares of Class A common stock (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001. Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A common stock on an as-exercised basis. The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of the Nasdaq Capital Market, unless and until the shareholders of MediaCo approve a proposal, to be made to them at a special meeting of MediaCo shareholders to be held to consider approval of the issuance of shares of Class A common stock upon exercise of the Warrant and pursuant to the option agreement, dated April 17, 2024, by and among MediaCo, its wholly owned subsidiary MediaCo Operations LLC, Estrella and certain subsidiaries of Estrella.
Anti-Takeover Effects of Certain Provisions of the Articles of Incorporation and Bylaws and of Indiana Law
Indiana law, the Articles of Incorporation and the Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Certain Provisions of the Indiana Business Corporation Law
As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in the Company’s management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.
Special Meetings by the Shareholders. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting (which special meeting shall be called by the Company upon written request by shareholders holding not less than 10% of the voting power of all outstanding shares of the Company’s capital stock) of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.
Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:
•	one-fifth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more.
“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders,

(ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.
The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. The Articles of Incorporation provide that the Company is not subject to the Control Share Act.
Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the resident domestic corporation.
The definition of “beneficial owner” for purposes of Chapter 43, means a person who, directly or indirectly, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.
The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. The Articles of Incorporation do not exclude the Company from Chapter 43.
The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of the Company by a holder of a large block of the Company’s stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the Company’s shareholders generally.
Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:
•	in good faith;
•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and
•	in a manner the directors reasonably believe to be in the best interests of the corporation.
However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.
This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws. Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.
Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. The Company’s By-Laws (as amended and restated) include a provision whereby the Company elected to not be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of the Company’s board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC whose address is 48 Wall Street, 23rd Floor, New York, NY 10005.

DESCRIPTION OF WARRANTS
As of August 12, 2024, we have issued and outstanding warrants to purchase up to 28,206,152 shares of Class A common stock. See “Description of Capital Stock–Warrants” for additional information. The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with Class A common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase Class A common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase Class A common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of Class A common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of Class A common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents participating in the offering, if any;
•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;
•	any option, under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in any applicable prospectus supplement, the validity of the shares of Class A common stock, preferred stock, warrants or rights offered by this prospectus will be passed upon for us by Bose McKinney & Evans LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS
The consolidated financial statements of MediaCo Holding Inc. appearing in MediaCo Holding Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Estrella Broadcasting, Inc. as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We maintain a website at www.mediacoholding.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities offered hereby. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and such securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 (as amended by Amendment No. 1 thereto, filed with the SEC on April 29, 2024);
2.	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;
3.	our Current Reports on Form 8-K filed with the SEC on March 15, 2024, April 10, 2024, April 18, 2024 (as amended on July 3, 2024) and July 11, 2024; and
4.
the description of the Class A common stock of the Registrant contained in a registration statement on Form 10 filed under the Exchange Act on November 1, 2019 (as amended on November 8, 2019, November 15, 2019 and November 22, 2019) and declared effective by the Commission on November 26, 2019, as supplemented by the “Description of Capital Stock” included in this prospectus and including any amendment or report filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Chief Financial Officer, 48 West 25th Street, Third Floor, New York, New York, 10010, or you may call us at (212) 229-9797.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

$24,657,596
MEDIACO HOLDING INC.
Class A Common Stock
Preferred Stock
Warrants
Rights to Purchase Class A Common Stock, Preferred Stock or Units
Units
PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of an amount of up to $24,657,596 of shares of our securities registered under this registration statement. All amounts other than the filing fee for the registration statement are estimates. All of these fees and expenses will be borne by the Registrant.
SEC registration fee	—(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Stock exchange listing fees	(2)
Printing, FINRA filing fee (if applicable) and miscellaneous expenses	(2)
Total	(2)
(1)	Excludes the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6). Please see Exhibit 107 to this registration statement for more information.
(2)
These fees will be dependent on the number and amount of securities offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Registrant’s Articles of Incorporation expressly require such indemnification.
The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.
The Registrant’s Articles of Incorporation provide that any director or officer of the Registrant or any person who is serving at the request of the Registrant as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the IBCL. The Articles of Incorporation also provide that the Registrant shall, upon a determination that such indemnification is permissible, pay the expenses incurred in defending proceedings in advance of their final disposition and authorize the Registrant to maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or any person who is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Articles of Incorporation.
The Registrant has entered into written indemnification agreements with each of its officers and directors that provide for indemnification by the Registrant to the maximum extent permitted under Indiana law.

Item 16.	Exhibits
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act as indicated in parentheses:
Exhibit Number	Document
1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Articles of Incorporation of MediaCo Holding Inc., as amended; incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 27, 2020.

3.2
Articles of Amendment to Amended & Restated Articles of Incorporation of MediaCo Holding Inc., dated March 23, 2023; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2023.

3.3
Articles of Amendment to Amended & Restated Articles of Incorporation of MediaCo Holding Inc., dated April 17, 2024; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2024.

3.4
Amended and Restated Code of Bylaws of MediaCo Holding Inc.; incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 24, 2022.

4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Certificate of Designation of Preferred Stock.
4.4*	Form of Warrant Agreement.
4.5*	Form of Warrant Certificate.
4.6*	Form of Rights Certificate.
4.7*	Form of Unit Agreement.
4.8*	Form of Unit Certificate.
5.1**	Opinion of Bose McKinney & Evans LLP.
23.1**	Consent of Bose McKinney & Evans LLP (included in Exhibit 5.1 hereto).
23.2**	Consent of Ernst & Young LLP.
23.3**	Consent of BDO USA, P.C.
24.1**	Powers of Attorney (included as part of the signature page hereof).
99.1	Exhibit 99.1 to Amendment No. 1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2024.
107**	Filing fee table.
*	To be filed by amendment or as an exhibit to a document filed under the Exchange Act, and incorporated by reference herein.
**	Filed herewith.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 12, 2024.
MEDIACO HOLDING INC.

By:	/s/ Jacqueline Hernández
Jacqueline Hernández
Interim Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacqueline Hernández and Ann C. Beemish, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Jacqueline Hernández	Interim Chief Executive Officer and Director (principal executive officer)	August 12, 2024
Jacqueline Hernández

/s/ Ann C. Beemish	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 12, 2024
Ann C. Beemish

/s/ Deborah A. McDermott	Chair of Board of Directors	August 12, 2024
Deborah A. McDermott

/s/ Colbert Cannon	Director	August 12, 2024
Colbert Cannon

/s/ J. Scott Enright	Director	August 12, 2024
J. Scott Enright

/s/ Andrew Glaze	Director	August 12, 2024
Andrew Glaze

/s/ Robert L. Greene	Director	August 12, 2024
Robert L. Greene

/s/ Mary Beth McAdaragh	Director	August 12, 2024
Mary Beth McAdaragh

/s/ Brett Pertuz	Director	August 12, 2024
Brett Pertuz

/s/ Jeffrey H. Smulyan	Director	August 12, 2024
Jeffrey H. Smulyan

/s/ Amit Thakrar	Director	August 12, 2024
Amit Thakrar

/s/ Patrick M. Walsh	Director	August 12, 2024
Patrick M. Walsh